EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Isle of Capri Casinos, Inc. (the “Company”) on Form 10-Q for the period ended January 22, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Virginia M. McDowell, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2012	/s/ Virginia M. McDowell
Virginia M. McDowell
Chief Executive Officer